SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549





                                 FORM 8-K


                              CURRENT REPORT


                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)        May 14, 1996



                  DEAN WITTER REALTY YIELD PLUS II, L.P.
          (Exact name of registrant as specified in its charter)


          Delaware                    0-18149                 13-3469111
(State or other jurisdiction        (Commission          (I.R.S. Employer
    of incorporation)               File Number)        Identification No.)


  Two World Trade Center, New York, New York                  10048
   (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code           (212) 392-1054



       (Former name or former address, if changed since last report)

Item 5.  Other Events

Valuation per Unit of Limited Partnership Interest

     The Managing General Partner of the Partnership has estimated the value per Unit of limited partnership interest at December 31, 1995 to be $228.50. This value was based on appraisals of the Partnership's real estate properties by Cushman & Wakefield, an independent appraisal firm, with adjustments by the Managing General Partner for other Partnership assets and liabilities. The values of the properties do not necessarily reflect the amounts which could be obtained upon an immediate liquidation of the properties. The value per Unit does not represent the market price for the Units. In the limited market for resale of Partnership Units, a seller would most likely receive a discount to the $228.50 value upon sale of the Unit.



                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DEAN WITTER REALTY YIELD PLUS II, L.P.

                             By:  Dean Witter Realty Yield Plus II Inc.
                                  Managing General Partner


                             By:  /s/E. Davisson Hardman, Jr.
                                  E. Davisson Hardman, Jr.
                                  President


Date:  May 14, 1996